Production Related Derivative Schedule

Natural Gas	2006 Notional Volume (Bcf)	2006 Average Hedge Price	2006 Average Cash Price	2007 Notional Volume (Bcf)	2007 Average Hedge Price	2008 Notional Volume (Bcf)	2008 Average Hedge Price	2009-2012 Notional Volume (Bcf)	2009-2012 Average Hedge Price
Designated - EPEP									
Fixed Price - Legacy[1]	20.9	$6.30	$3.93	4.6	$3.28	4.6	$3.42	16.0	$3.74
Fixed Price	0.5	$5.28	$5.28	0.8	$5.23				
Fixed Price				60.2	$7.90				
Ceiling				54.8	$16.89				
Floor				54.8	$8.00				
Economic - EPM									
Fixed Price	6.3	$8.11	$8.11						
Ceiling	15.0	$9.50	$9.50			18.0	$10.00	16.8	$8.75
Floor	30.0	$7.00	$7.00	89.4	$7.50	18.0	$6.00	16.8	$6.00
Avg Ceiling	42.7	$7.68	$6.52	120.4	$11.80	22.6	$8.66	32.8	$6.31
Avg Floor	57.7	$6.85	$5.99	209.8	$7.64	22.6	$5.47	32.8	$4.90

Crude Oil	2006 Notional Volume (MMbbls)	2006 Average Hedge Price	2006 Average Cash Price	2007 Notional Volume (MMbbls)	2007 Average Hedge Price	2008 Notional Volume (MMbbls)	2008 Average Hedge Price
Economic - EPEP							
Fixed Price	0.09	$35.15	$35.15	0.19	$35.15		
Economic - EPM							
Fixed Price	0.26	$58.81	$58.81				
Ceiling				1.01	$60.38	0.93	$57.03
Floor				1.01	$55.00	0.93	$55.00

[1] **Hedge price and cash price are identical for 2007-2012.**

Note: 2006 data is as of September 30, 2006 (contract months October - December).
2007 positions are as of November 06, 2006 (updated for transactions announced 11/09/06).